UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

Effective July 31, 2006 (the “Effective Date”), Adelphia Communications Corporation (the “Company”) entered into a Registration Rights and Sale Agreement (the “Registration Rights Agreement”) with Time Warner Cable Inc. (“TWC”) pursuant to which the Company agreed to consummate a fully underwritten initial public offering of at least 33 1/3% of the Class A Common Stock issued by TWC (the “TWC Class A Common Stock”) in the Company’s sale transactions with Time Warner NY Cable LLC (“TW NY”) and Comcast Corporation (“Comcast”) described in Item 2.01 below (collectively, the “Sale Transaction”) (inclusive of the overallotment option, if any) within three months of TWC preparing the necessary registration statement and having it declared effective (subject to delays under specified conditions).  Pursuant to the Registration Rights Agreement, TWC is required to file and have a registration statement covering these shares declared effective as promptly as possible and in any event no later than January 31, 2007, subject to certain exceptions. The Company’s obligation to consummate the public offering terminates if the Company consummates a plan of reorganization as a result of which (i) 75% of the TWC Class A Common Stock the Company received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors and the TWC Class A Common Stock is listed on The New York Stock Exchange or The Nasdaq National Market within two weeks or (ii) 90% of the TWC Class A Common Stock the Company received in the Sale Transaction (excluding TWC Class A Common Stock held in escrow pursuant to the Sale Transaction) is distributed to creditors regardless of listing status.  After the initial public offering, the Company will have the right to a demand registration and a final registration if the exemption from registration pursuant to section 1145 of the Bankruptcy Code is not available for a distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders under a Chapter 11 plan of reorganization.  Pursuant to the Registration Rights Agreement, TWC has the right to elect, in its sole discretion, to not rely on section 1145 of the Bankruptcy Code and conduct a final registration for the distribution of the remaining TWC Class A Common Stock to the Company’s creditors and stakeholders.  Pursuant to the terms of the Registration Rights Agreement, the Company’s ability to distribute the TWC Class A Common Stock may be subject to lock-up periods following public offerings of TWC Class A Common Stock.

The foregoing description of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the completion of the Sale Transaction described in Item 2.01 below, on the Effective Date, the Company and certain of its subsidiaries terminated the (i) $1,300,000,000 Fourth Amended and Restated Credit and Guaranty Agreement, dated as of March 17, 2006, by and among UCA LLC, Century Cable Holdings, LLC, Century-TCI California, L.P., Olympus Cable Holdings, LLC, Parnassos, L.P., FrontierVision Operating Partners, L.P., ACC Investment Holdings, Inc., Arahova Communications, Inc. and Adelphia California Cablevision, LLC, as borrowers, the Company and certain of its other direct and indirect subsidiaries named therein, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers, Citicorp North America, Inc., as Collateral Agent, Wachovia Bank, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, Bank of America, N.A. and General Electric Capital Corporation, as Co-Documentation Agents, and the other lenders named therein (as amended from time to time, the “Extended DIP Facility”) and (ii) all other Loan Documents (as defined in the Extended DIP Facility).  In connection with the termination of the Extended DIP Facility and the other Loan Documents, the Loan Parties (as defined in the Extended DIP Facility) repaid all loans outstanding under the Extended DIP Facility and all accrued and unpaid interest thereon, with such payments totaling approximately $986,000,000.  In addition, in connection with the termination of the Extended DIP Facility and other Loan Documents, the Loan Parties paid all accrued and unpaid fees of the lenders under the Extended DIP Facility.  In connection with these payments, effective as of the Effective Date, the collateral agent under the Extended DIP Facility released any and all liens and security interests on the assets of the Loan Parties that collateralized their obligations thereunder.

As previously announced, the Official Committee of Unsecured Creditors and the Official Committee of Equity Holders appointed in the bankruptcy cases of the Company and its subsidiaries have initiated an adversary proceeding and are prosecuting claims against the lenders and agents under the Company’s and its subsidiaries’ pre-

2

petition credit facilities (the “Litigation”). Certain of the lenders and certain of the agents under the Extended DIP Facility were lenders and agents under certain of the Company’s and its subsidiaries’ pre-petition credit facilities. A more complete description of the Litigation is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”) as filed with the Securities and Exchange Commission (the “SEC”). The Litigation has been transferred to the United States District Court for the Southern District of New York (the “District Court”), and the District Court will have jurisdiction over the Litigation, except with respect to certain motions for summary judgment that are pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The foregoing summary of the Litigation is qualified in its entirety by reference to the description of the Litigation in the 2005 Form 10-K.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On the Effective Date, the Company completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets, to TW NY and Comcast.  Proceeds from the Sale Transaction totaled approximately $17.4 billion, consisting of cash in the amount of approximately $12.5 billion and shares of TWC Class A Common Stock with a preliminary estimated fair value as of the Effective Date of approximately $4.9 billion.  Such estimated fair value of the TWC Class A Common Stock was determined by the Company based on management’s review of the underlying factors affecting the valuation of cable companies, taking into account the approximately $4.9 billion valuation agreed with TW NY for purposes of the TW NY asset purchase agreement, the $4.875 billion valuation used by the creditors’ committee in determining its valuation for the July 21, 2006 Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan agreed to by the Company and certain of its creditors and committees thereof, subject to certain adjustments based on market valuation, updates from its financial advisors and the recent upward movement in the price of publicly traded cable companies’ stocks.

The aggregate purchase price is subject to certain post-closing adjustments.  On the Effective Date, a portion of the aggregate purchase price consisting of approximately $503 million of cash and shares of TWC Class A Common Stock with a preliminary estimated fair value as of the Effective Date of approximately $195 million was deposited in escrow accounts to secure the Company’s indemnification obligations and any post-closing purchase price adjustments due to the buyers from the Company pursuant to the purchase agreements.  TW NY is a subsidiary of TWC, the cable subsidiary of Time Warner Inc.

Also on the Effective Date, the Third Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Century-TCI Debtors and Parnassos Debtors, as Confirmed, dated as of June 28, 2006 (the “JV Plan”), was consummated.  A summary of the material features of the JV Plan as it was confirmed with the Bankruptcy Court is included in the Company’s Current Report on Form 8-K filed with the SEC on July 5, 2006, and copies of the JV Plan and the Bankruptcy Court’s order confirming the JV Plan were included as Exhibits 2.1 and 99.2, respectively, to such Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Adelphia Communications Corporation and Subsidiaries (Debtors-In-Possession) Unaudited Pro Forma Condensed Consolidated Financial Statements

(d)	Exhibits.

Exhibit 10.1	Registration Rights and Sale Agreement, dated as of July 31, 2006, by and between Adelphia Communications Corporation and Time Warner Cable Inc.

3

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected sources and uses of cash, indemnification obligations and any post-closing purchase price adjustments related to the sale of the Company, settlements with the SEC and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”) and future course of the Company’s pending bankruptcy proceeding, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include the potential costs and impacts of the transactions and obligations associated with the sale of substantially all of the consolidated assets of the Company to TW NY and Comcast, whether and on what timetable a joint plan of reorganization under Chapter 11 of the Bankruptcy Code will be confirmed and consummated, whether the transactions contemplated by the settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the sale of the Company’s assets and those discussed under Items 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in the Company’s Fourth Amended Disclosure Statement, filed with the Bankruptcy Court on April 28, 2006, which is available in the investor relations section of the Company’s website at www.adelphia.com.  Information contained on the Company’s Internet website is not incorporated by reference into this report.  Many of these factors are outside of the Company’s control.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2006	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)

	By:	/s/ BRAD M. SONNENBERG
	Name:	Brad M. Sonnenberg
	Title:	Executive Vice President, General Counsel and Secretary

5

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Registration Rights and Sale Agreement, dated as of July 31, 2006, by and between Adelphia Communications Corporation and Time Warner Cable Inc.

6

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-in-Possession)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 31, 2006, Adelphia Communications Corporation (the “Company”) completed the sale of assets, which in the aggregate comprise substantially all of its U.S. assets (the “Sale Transaction”) to Time Warner NY Cable LLC (“TW NY”), a subsidiary of Time Warner Cable Inc. (“TWC”), the cable subsidiary of Time Warner Inc., and Comcast Corporation (“Comcast”).  Proceeds from the Sale Transaction totaled approximately $17.4 billion, consisting of cash in the amount of approximately $12.5 billion and shares of TWC class A common stock (“TWC Class A Common Stock”) with a preliminary estimated fair value as of July 31, 2006 of approximately $4.9 billion.  Such estimated fair value of the TWC Class A Common Stock was determined by the Company based on management’s review of the underlying factors affecting the valuation of cable companies, taking into account the approximately $4.9 billion valuation agreed with TW NY for purposes of the TW NY asset purchase agreement, the $4.875 billion valuation used by the creditors’ committee in determining its valuation for the July 21, 2006 Second Amended and Restated Agreement Concerning Terms and Conditions of a Modified Chapter 11 Plan agreed to by the Company and certain of its creditors and committees thereof, subject to certain adjustments based on market valuation, updates from its financial advisors, and the recent upward movement in the price of publicly traded cable companies’ stocks.

The aggregate purchase price of $17.4 billion is subject to certain post-closing purchase price adjustments.  On July 31, 2006, a portion of the aggregate purchase price consisting of approximately $503 million of cash and shares of TWC Class A Common Stock with a preliminary estimated fair value as of July 31, 2006 of approximately $195 million was deposited in escrow accounts to secure the Company’s indemnification obligation and any post-closing purchase price adjustments due to the buyers from the Company pursuant to the purchase agreements.

The Sale Transaction includes the sale to Comcast of the Company’s majority interests in its partnerships with Comcast.  Concurrent with the completion of the Sale Transaction, the Third Modified Fourth Amended Joint Plan of Reorganization (the “JV Plan”) for the entities comprising the Company’s partnerships with Comcast became effective.  The JV Plan requires the repayment of $1.6 billion of bank debt, plus accrued interest, and the payment of $159.3 million of other liabilities upon emergence of the partnerships from bankruptcy.  The JV Plan further requires the payment of interest on certain allowed pre-petition bankruptcy claims.  Upon confirmation of the JV Plan in June 2006, the Company recognized $49.9 million of expense for such interest.  In addition to required payments under the JV Plan, as a result of the Sale Transaction, the Company is required to repay debt outstanding under its extended debtor-in-possession credit facility (“Extended DIP Facility”) and to buy out its capital leases.  Debt outstanding under the Extended DIP Facility and capital leases totaled $926.2 million as of March 31, 2006.  These required repayments of debt, including accrued interest thereon, and payments of other liabilities, including the additional interest payments provided by the JV Plan, have been included in the pro forma adjustments presented in the unaudited pro forma condensed consolidated financial statements shown below.

The unaudited pro forma condensed consolidated financial statements set forth below for the Company give effect to the Sale Transaction, the required payment of obligations directly related to the Sale Transaction, and the elimination of certain administrative functions immediately following the Sale Transaction.  The unaudited pro forma condensed consolidated balance sheet at March 31, 2006 assumes completion of the Sale Transaction and payments of related obligations on that date.  The unaudited pro forma statements of operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 assume completion of the Sale Transaction, payments of related obligations, and elimination of administrative functions on January 1, 2005.

The Sale Transaction will not be reported as a discontinued operation because it involves the sale of substantially all of the assets of the Company.  The Company expects to adopt a liquidation basis of accounting in the third quarter of 2006.  Upon adoption of a liquidation basis of accounting, assets will be recorded at their estimated realizable amounts and liabilities that will be paid in full will be recorded at the present value of amounts to be paid.  Liabilities subject to compromise will be recorded at their face amounts until they are settled, at which time they will be adjusted to their settlement amounts.  The pro

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-in-Possession)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—Continued

forma adjustments set forth in these unaudited pro forma condensed consolidated financial statements do not include pro forma adjustments to adopt a liquidation basis of accounting.

The pro forma adjustments included herein are based on available information and certain estimates and assumptions that management believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.  In particular, significant estimates are involved in the determination of the fair value of the TWC Class A Common Stock, the amount of the escrow for the sale proceeds that the Company expects to realize upon satisfaction of any indemnification obligations or post-closing purchase price adjustments, and the federal and state income and other taxes on the gain resulting from the Sale Transaction.  Actual amounts could vary significantly from such estimates.  These unaudited pro forma condensed consolidated financial statements do not necessarily represent what the Company’s financial position or results of operations would have been had the Sale Transaction occurred on the applicable dates.  In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Adelphia Communications Corporation included in its 2005 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2006
(amounts in thousands, except share data)

	Historical (Note 1)	Pro Forma Adjustments (Notes 2 & 3)		Pro Forma Amounts (Note 4)
ASSETS
Current assets:
Cash and cash equivalents	$464,045	$11,954,312	(a)	$9,416,274
		(243,697	)(b)
		(926,204	)(d)
		(1,832,182	)(e)
Restricted cash	264,516	—		264,516
Accounts receivable	83,490	(78,761	)(b)	4,729
Receivable for sale proceeds placed in escrow	—	698,302	(a)	698,302
Investment in TWC Class A Common Stock	—	4,750,147	(a)	4,750,147
Receivable for securities	10,029	—		10,029
Other current assets	64,351	(31,363	)(b)	32,988
Total current assets	886,431	14,290,554		15,176,985

Noncurrent assets:
Restricted cash	2,750	—		2,750
Property and equipment, net	4,296,161	(4,270,791	)(b)	25,370
Intangible assets, net	7,504,351	(7,504,351	)(b)	—
Other noncurrent assets, net	127,396	(61,176	)(b)	66,220

Total assets	$12,817,089	$2,454,236		$15,271,325

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET—Continued
MARCH 31, 2006
(amounts in thousands, except share data)

	Historical (Note 1)	Pro Forma Adjustments (Notes 2 & 3)		Pro Forma Amounts (Note 4)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$67,634	$(65,127	)(b)	$2,507
Subscriber advance payments and deposits	35,465	(35,465	)(b)	—
Income and other taxes payable	5,760	600,000	(c)	605,760
Accrued liabilities	556,288	(83,569	)(b)	472,719
Deferred revenue	21,114	(21,114	)(b)	—
Parent and subsidiary debt	926,204	(926,204	)(d)	—
Total current liabilities	1,612,465	(531,479)		1,080,986

Noncurrent liabilities:
Other liabilities	32,024	(5,477	)(b)	26,547
Deferred revenue	57,508	(57,508	)(b)	—
Deferred income taxes	883,135	(883,135	)(b)	—
Total noncurrent liabilities	972,667	(946,120)		26,547

Liabilities subject to compromise	18,523,386	(1,782,299	)(e)	16,741,087

Total liabilities	21,108,518	(3,259,898)		17,848,620

Commitments and contingencies

Minority’s interest in equity of subsidiary	70,374	(70,374	)(b)	—

Stockholders’ deficit:
Series preferred stock	397	—		397
Class A Common Stock, $.01 par value, 1,200,000,000 shares authorized, 229,787,271 shares issued and 228,692,414 shares outstanding	2,297	—		2,297
Convertible Class B Common Stock, $.01 par value, 300,000,000 shares authorized, 25,055,365 shares issued and outstanding	251	—		251
Additional paid-in capital	12,024,695	—		12,024,695
Accumulated other comprehensive loss, net	(2,862)	—		(2,862)
Accumulated deficit	(20,358,644)	5,784,508	(f)	(14,574,136)
Treasury stock, at cost, 1,094,857 shares of Class A Common Stock	(27,937)	—		(27,937)
Total stockholders’ deficit	(8,361,803)	5,784,508		(2,577,295)

Total liabilities and stockholders’ deficit	$12,817,089	$2,454,236		$15,271,325

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2006
(amounts in thousands, except per share amounts)

	Historical (Note 1)	Pro Forma Adjustments (Note 3)		Pro Forma Results (Note 4)

Revenue	$1,149,722	$(1,143,350	)(g)	$6,372

Costs and expenses:
Direct operating and programming	689,913	(687,969	)(g)	1,944
Selling, general and administrative	87,089	(42,819	)(g)	31,278
		(12,992	)(h)
Investigation, re-audit and sale transaction costs	20,606	—		20,606
Depreciation	188,127	(184,550	)(g)	3,577
Amortization	33,300	(33,300	)(g)	—
Gain on disposition of long-lived assets	(964)	—		(964)
Total costs and expenses	1,018,071	(961,630)		56,441

Operating income (loss)	131,651	(181,720)		(50,069)

Other income (expense), net:
Interest expense, net of amounts capitalized	(157,653)	44,509	(i)	(113,144)
Other income (expense), net	(73,630)	1,287	(g)	(72,343)
Total other expense, net	(231,283)	45,796		(185,487)

Loss before reorganization expenses, income taxes, share of losses of equity affiliates and minority’s interest	(99,632)	(135,924)		(235,556)
Reorganization expenses due to bankruptcy	(21,984)	—		(21,984)
Loss before income taxes, share of losses of equity affiliates and minority’s interest	(121,616)	(135,924)		(257,540)
Income tax expense	(50,023)	50,023	(g)	—
Share of losses of equity affiliates, net	(910)	895	(g)	(15)
Minority’s interest in loss of subsidiary	933	(933	)(g)	—
Net loss	(171,616)	(85,939)		(257,555)

Dividend requirements applicable to preferred stock	—	—		—

Net loss applicable to common stockholders	$(171,616)	$(85,939)		$(257,555)

Basic and diluted net loss applicable to common stockholders per weighted average share of common stock	$(0.68)			$(1.02)

Basic and diluted weighted average shares of common stock outstanding	253,747,779			253,747,779

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(amounts in thousands, except per share amounts)

	Historical (Note 1)	Pro Forma Adjustments (Note 3)		Pro Forma Results (Note 4)

Revenue	$4,364,570	$(4,334,405	)(g)	$30,165

Costs and expenses:
Direct operating and programming	2,689,405	(2,669,281	)(g)	20,124
Selling, general and administrative	350,520	(167,741	)(g)	119,285
		(63,494	)(h)
Investigation, re-audit and sale transaction costs	65,844	—		65,844
Depreciation	804,074	(798,212	)(g)	5,862
Amortization	141,264	(141,264	)(g)	—
Impairment of long-lived assets	23,063	(23,063	)(g)	—
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	13,338	—		13,338
Gain on disposition of long-lived assets	(5,767)	—		(5,767)
Total costs and expenses	4,081,741	(3,863,055)		218,686

Operating income (loss)	282,829	(471,350)		(188,521)

Other income (expense), net:
Interest expense, net of amounts capitalized	(590,936)	170,753	(i)	(420,183)
Other income (expense), net (includes a $457,733 net benefit from the settlement with the Rigas Family)	494,979	(1,020	)(g)	493,959
Total other income (expense), net	(95,957)	169,733		73,776

Income (loss) before reorganization expenses, income taxes, share of losses of equity affiliates and minority’s interest	186,872	(301,617)		(114,745)
Reorganization expenses due to bankruptcy	(59,107)	—		(59,107)
Income (loss) before income taxes, share of losses of equity affiliates and minority’s interest	127,765	(301,617)		(173,852)
Income tax expense	(100,349)	100,349	(g)	—
Share of losses of equity affiliates, net	(588)	455	(g)	(133)
Minority’s interest in loss of subsidiary	7,835	(7,835	)(g)	—
Net income (loss)	34,663	(208,648)		(173,985)

Dividend requirements applicable to preferred stock:
Beneficial conversion feature	(583)	—		(583)

Net income (loss) applicable to common stockholders	$34,080	$(208,648)		$(174,568)

Basic income (loss) per weighted average share of common stock	$0.13			$(0.69)

Diluted income (loss) per weighted average share of common stock	$0.10			$(0.69)

Basic weighted average shares of common stock outstanding	253,747,779			253,747,779

Diluted weighted average shares of common stock outstanding	340,515,879			253,747,779

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Note 1:  The historical columns reflect the actual financial position and results of operations for the Company as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 or in its Annual Report on Form 10-K for the year ended December 31, 2005.

Note 2:  The proceeds received by the Company related to the Sale Transaction and the estimated pro forma gain on the Sale Transaction (assuming consummation of the Sale Transaction occurred on March 31, 2006) are summarized as follows (amounts in thousands):

Total
Gross proceeds:
Cash	$12,457,591
TWC Class A Common Stock	4,945,170
Total proceeds	17,402,761
Fees and other transaction costs	(78,543)
Removal of assets and liabilities related to Sale Transaction	(10,889,827)
Estimated federal and state income and other taxes	(600,000)
Estimated gain on Sale Transaction	$5,834,391

Fees and other transaction costs include fees due to the Company’s advisors as well as compensation awards to the Company’s senior executives, compensation awards to other executives that vest due to the change of control, and other compensation and severance costs for employees of the Company.

The actual gain on the Sale Transaction at July 31, 2006 will differ from the pro forma amount shown in the table above as a result of changes in asset and liability balances between March 31, 2006 and July 31, 2006. In addition, the actual gain may differ from the pro forma gain due to changes, if any, in the preliminary estimated fair value of the TWC Class A Common Stock or the estimated federal and state income and other taxes, or due to post-closing purchase price adjustments, if any, as discussed in Note 3(a) below.

The Company estimates that the Sale Transaction will result in federal and state income and other taxes payable of approximately $600,000,000, net of the utilization of net operating losses.  The Company expects to file amended federal and state income tax returns for 1999 through 2004.  Such returns are subject to examination by federal and state taxing authorities, generally, for a period of three years after a net operating loss carry forward is utilized.  As a result, the estimated taxes payable on the Sale Transaction could change as a result of the completion of the amended returns or upon review of the amended returns by federal and state taxing authorities.

Note 3:  Pro forma adjustments give effect to the July 31, 2006 Sale Transaction, the required payment of certain debt and other obligations directly related to the Sale Transaction, and the elimination of certain administrative functions immediately following the Sale Transaction, as follows:

(a)          Pro forma adjustments reflect the proceeds from the Sale Transaction, as follows:

	Total	Cash	Stock
Total proceeds	$17,402,761	$12,457,591	$4,945,170
Amounts placed in escrow	(698,302)	(503,279)	(195,023)
Proceeds, net	$16,704,459	$11,954,312	$4,750,147

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—Continued

Pro forma proceeds include the portion of the proceeds placed in escrow, which the Company expects to realize upon finalization of post-closing purchase price adjustments pursuant to the asset purchase agreements.  The post-closing adjustments, if any, will be determined over the next several months.  To the extent such post-closing adjustments are in favor of TW NY or Comcast, the amount of the escrow ultimately released to the Company will be reduced and the actual gain on the Sale Transaction will be lower. In the event that the post-closing purchase price adjustment is in favor of TW NY or Comcast and exceeds the amount of the escrow, the Company is required to pay such excess outside of the escrow and the actual gain on the Sale Transaction will be lower.

(b)         Pro forma adjustments reflect assets acquired and liabilities assumed by TW NY and Comcast and other amounts removed from the balance sheet as a direct result of the Sale Transaction.  The adjustment of accrued liabilities is net of the accrual of fees and other transaction costs of $78,543,000.

(c)          This amount represents the estimated federal and state income and other taxes payable resulting from the gain on the Sale Transaction.

(d)         Parent and subsidiary debt has been reduced to reflect the required repayment of borrowings outstanding under the Company’s Extended DIP Facility, as required by the DIP agreement, and the buy-out of capital leases in accordance with the TW NY and Comcast asset purchase agreements.

(e)          Liabilities subject to compromise have been reduced to reflect the required repayment of $1,623,000,000 of bank debt and the payment of $159,299,000 of other liabilities in accordance with the JV Plan for the entities comprising the Company’s partnerships with Comcast.  The reduction of cash also includes $49,883,000 of interest on certain pre-petition claims, as provided by the JV Plan.  The additional interest was recognized by the Company in June 2006 upon confirmation of the JV Plan.  The JV Plan became effective concurrent with the consummation of the Sale Transaction.

(f)            The adjustment to accumulated deficit represents the estimated pro forma net gain of $5,834,391,000 from the Sale Transaction offset by the additional interest expense of $49,883,000 recognized by the Company in June 2006 upon confirmation of the JV Plan.

(g)         Revenue and costs and expenses have been adjusted to reflect historical amounts that are directly attributable to the assets acquired or liabilities assumed by TW NY or Comcast.

(h)         This amount represents the historical costs associated with administrative functions that are no longer required as a direct result of the Sale Transaction and that were eliminated in their entirety effective July 31, 2006.  The eliminated functions include corporate marketing, advertising, engineering, customer service, logistics and supply chain, and labor relations.  This pro forma adjustment does not include costs associated with any corporate function, such as finance and accounting, that will continue either in part or in whole for some period of time following the Sale Transaction.

(i)             Interest expense has been reduced by the historical interest expense associated with the Extended DIP Facility and with $1,623,000,000 of other bank debt, all of which required repayment as a result of the Sale Transaction, as described in (d) and (e) above.

ADELPHIA COMMUNICATIONS CORPORATION AND SUBSIDIARIES
(Debtors-In-Possession)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS—Continued

Note 4:  The pro forma amounts represent the historical assets and liabilities and revenue and costs and expenses associated with activities remaining with the Company following the consummation of the Sale Transaction.  In general, pro forma balance sheet amounts represent the historical financial position for certain miscellaneous businesses that were not included in the Sale Transaction, consisting primarily of the Company’s cable operations in Brazil, and other assets not acquired and liabilities not assumed by TW NY or Comcast.  The Company expects to liquidate its remaining assets and liabilities in the near term.  Pro forma results included in the statement of operations represent the historical results of operations for the miscellaneous businesses that were not included in the Sale Transaction, interest expense on remaining debt obligations, historical costs associated with administrative functions that were not eliminated in their entirety at the time of the Sale Transaction, and other historical amounts not attributable to assets acquired by TW NY or Comcast.  In the third quarter of 2006, the Company expects to adopt a liquidation basis of accounting until all remaining assets are sold or distributed and liabilities are paid or settled.  Pro forma amounts do not give effect to the adoption of a liquidation basis of accounting.